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                                                        EXHIBIT 2
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                    STOCK PURCHASE AGREEMENT


          AGREEMENT, dated April 8, 1994, by and among Anacomp, Inc., an Indiana corporation (the "Buyer"), and the holders, listed on Exhibit A (each a "Seller" and collectively the "Sellers"), of all of the issued and outstanding shares of capital stock of Graham Acquisition Corporation, a Delaware corporation (the "Company").

          The Sellers are the beneficial and record owners of all of the issued and outstanding shares of common stock, $0.01 par value (the "Shares"), of the Company. Each Seller wishes to sell all of the Shares owned by such Seller and the Buyer wishes to purchase all of the Shares upon the terms and subject to the conditions of this Agreement.

          Accordingly, the parties agree as follows:
          1.   Certain  Definitions.    (a)    As  used  in  this
Agreement, the following terms have the following meanings:

               (i)  "Affiliate"  means,   with  respect   to  any
person, any other person controlling, controlled by or under common control with, or the parents, spouse, siblings, children or grandchildren of, such person.

              (ii)  "Anacomp Disclosure  Documents" means Buyer's
1993 Annual Report to Shareholders, including its Annual Report on Form 10-K for the year ended September 30, 1993, and any and all documents made publicly available since that date.

             (iii) "BASF Contract" means the Contract entered into between BASF Corporation, Information Systems and Graham
Magnetics dated June 15, 1992 (Purchase Agreement No. 61592).

              (iv)  "CERCLA"     means      the     Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended, including but not limited to the Superfund Amendments and Reauthorization Act of 1986.

               (v) "Change in Control" means any sale or transfer of more than 50 percent of the assets or stock (by sale, merger, consolidation or otherwise) of the Graham Entity (or a series of sales or transfers with such effect) to any person other than Buyer or an affiliate of Buyer.

              (vi)  "Code" means  the Internal  Revenue  Code  of
1986, as amended.

             (vii)  "Environmental Laws"  means RCRA, CERCLA, the
Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, and all other applicable Federal, state and local statutes and common law, rules, regulations, judgments, decrees, agreements, permits, ordinances, codes and other governmental restrictions or requirements relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, including, without limitation, ambient air, surface water, groundwater or land surface, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

            (viii)  "Graham Magnetics"  means  Graham  Magnetics,
Inc., a wholly owned subsidiary of the Company.

              (ix) "Hazardous Substances" means any substance which is a "hazardous substance" (as defined in CERCLA), or any other substance or material defined, designated, classified, regulated or considered as a hazardous or toxic waste, hazardous or toxic material, or a hazardous, toxic, radioactive or dangerous substance under any Environmental Law.

               (x) "knowledge" with respect to any Seller, means the knowledge of such Seller, and, with respect to the Company or any of the Subsidiaries, means the knowledge of any of John C. Belsly, Michael B. Bryan, Milton D. Smith or Scott D. Whittenburg; and "knows" has a correlative meaning.

              (xi) "Magnetic Media Business" means, collectively, 1/2" tape cartridge media, 1/2" open reel tape, 4mm and 8mm data tape cartridges, 1/4" tape cartridges, TK 50/52 tape cartridges, 1/4" pancake media, 5-1/4" and 3-1/2" floppy diskettes, cookies and pancakes for 5-1/4" and 3-1/2" floppy diskettes, optical disk media and De Gausser and media certifying equipment sales and service.

             (xii)  "person" means  any individual,  corporation,
partnership,  firm,   joint  venture,   association,  joint-stock
company, trust, unincorporated organization, Governmental Body or other entity.

            (xiii) "Pre-Closing Period" shall mean any Taxable Year that ends on or before the Closing Date, and, with respect to any Taxable Year beginning on or before and ending after the Closing Date, shall mean the portion of such Taxable Year ending on the Closing Date.

             (xiv)  "property"  or   "properties"   means   real,
personal or mixed property, tangible or intangible.

              (xv)  "RCRA"    means    the    Federal    Resource
Conservation and Recovery Act.

             (xvi)  "Tax" or  "Taxes" means  any and  all  taxes,
however denominated, imposed by any Federal, state, local, or foreign government, or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, net income, gross income, gross receipts, license, payroll, employment-related, excise, severance, stamp, occupancy, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs or import duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, workers' compensation taxes, real property, personal property, sales, use, transfer, registration, value added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or additions to tax, whether disputed or not.

            (xvii) "Tax Return" means any return, declaration, report, estimate, claim for refund, or information return or statement relating to, or required to be filed in connection with, any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

           (xviii) "Taxable Year" shall mean any taxable year or any other period which is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

             (xix) "3M Contract" means the Contract entered into between 3M and Graham Magnetics dated April 26, 1993 pursuant to which Graham Magnetics manufactures for 3M certain computer tape products which do not have a non-magnetic backcoating.

              (xx) "Vistatech" means Vistatech Corporation, a wholly-owned subsidiary of Carlisle Companies Incorporated.

          (b) The following capitalized terms are defined in the following Sections of this Agreement:


Term                                             Section

Acquiror                                             2.4

Acquiror Shares                                      2.4

Acquisition                                    Exhibit B

Act                                                  5.3

Anacomp Shares                                       2.1

Agent                                               13.1

Asserted Liability                                11.3.1

Audited Financials                                   4.7

Auditors                                             2.4

Balance Sheet                                        4.7

Balance Sheet Date                                   4.7

Basket Amount                                       11.4

Basket Exclusions                                   11.4

Benefit Plan                                        4.25

Broker                                              4.35
Buyer                                           Preamble
Buyer's Calculation                                  2.4

Buyer SEC Documents                                  6.5

Change in Control Amount                             2.4

Claims                                              4.14

Claims Notice                                     11.3.1

Closing                                              2.1

Closing Date                                           3

Common Stock                                         4.4

Company                                         Preamble

Company Products                                    4.14

Condition of the Companies                           4.3

Confidential Information                             7.2

Contemplated Transactions                           4.13

Contracts                                           4.13

Controlled Group Member                             4.25

Core Business                                       9A.1

Documents                                             10

Effective Date                                       2.6

Environmental Claim                                   10

Environmental Report                                4.16

ERISA                                               4.25

Exchange                                             2.2

General Claim                                         10

Governmental Bodies                                 4.10

Graham Entity                                        2.4

HSR Act                                             4.33

Indemnifying Party                                11.3.1

Indemnitee                                        11.3.1

Insurance Policies                                  4.16

IRS                                                 4.25

Laws                                                4.10

Liens                                                4.4

Losses                                              11.1

Net Income Amount                              Exhibit B

New Employment Agreements                            7.7

Old Employment Agreements                            7.7

Orders                                              4.10

Ownership Percentage                                 2.1

Payment Date                                         2.4

PBGC                                                4.25

Pension Plan                                        4.25

Permits                                             4.11

Permitted Exceptions                                4.16

Post-Change Period                                   2.4

Post-Closing Payment                                 2.4

Preferred Stock                                      4.4

Premises                                            4.16

Proposed Contracts                                  4.15

Purchase Price                                       2.1

Post-Closing Payment                                 2.4

Qualified Plans                                     4.25

Required Consents                                   4.13

Restricted Area                                   9A.1.1

Restricted Period                                 9A.1.1

Restricted Seller                                   9A.1

Restrictive Covenants                               9A.2

Safety and Environmental Laws                       4.10

SEC                                                  2.6

Seller                                          Preamble

Sellers' Representative                              2.5

Shares                                          Preamble

Significant Customers                               4.24

Significant Suppliers                               4.24

Subsidiaries                                         4.2

Tangible Property                                   4.19

Tax Claim                                             10

Trade Secrets                                       4.20

Undisclosed Liabilities                             4.23

Vistatech Lease                                     4.16


          2.   Sale and Purchase of Shares.

          2.1 Sale and Purchase of Shares. At the closing provided for in Section 3 (the "Closing") and upon the terms and subject to the conditions of this Agreement, each Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from each Seller, the number of Shares set forth opposite each Seller's name in Exhibit A hereto, free and clear of all Liens. The aggregate purchase price (the "Purchase Price") for all of the Shares shall consist of shares of Buyer's common stock (the "Anacomp Shares") with a value of $7,600,000 to be delivered in accordance with Section 2.2 and subject to adjustment in accordance with Sections 2.4 and 2.7. The portion of the aggregate Purchase Price to be paid to each Seller for the Shares purchased from such Seller shall be based upon his or its percentage ownership of the Shares and shall be the amount set forth opposite such Seller's name in Exhibit A hereto. Buyer will retain that portion of the Purchase Price with respect to any Seller who elects not to sell his Shares to Buyer at the Closing. The "Ownership Percentage" for each Seller shall be the percentage set forth opposite such Seller's name in Exhibit A.

          2.2 Payment of Purchase Price. The Purchase Price shall be paid by Buyer as follows:

          On the Closing Date, Buyer will issue to Sellers 2,128,852 Anacomp Shares (the number of Anacomp Shares equal to
(A) $7,600,000 divided by (B) $3.57 (the agreed-upon price per share of Anacomp Shares), rounded to the nearest share). Buyer shall issue such Anacomp Shares to each Seller by delivering to Sellers' Representative a stock certificate (issued in the name of such Seller) for that number of Anacomp Shares as equals the total Anacomp Shares multiplied by such Seller's Ownership Percentage (rounded to the nearest 1/1000th of a share). If the Anacomp Shares to be delivered pursuant to this Section 2.2 would include a fractional share, then Buyer shall, in lieu of such fractional share, pay to Sellers' Representative an amount in cash equal to the value of such fractional share.

          2.3 Delivery of Shares. At the Closing, each Seller shall deliver or cause to be delivered to the Buyer the stock certificate or certificates representing the number of Shares set forth opposite such Seller's name on Exhibit A, duly endorsed in blank or accompanied by stock powers duly executed in blank, with signatures guaranteed by a bank, trust company or member firm of the New York Stock Exchange, Inc. (the "Exchange"), together with any such other documents as may be necessary to effect the transfer of such stock certificate or certificates, and with all appropriate stock transfer tax stamps affixed.

          2.4 Additional Payments of Anacomp Shares. As additional consideration for the Shares, Buyer will pay to the Sellers up to an additional $7,600,000 (the "Post-Closing Payment"), which will be paid in Anacomp Shares, in increments on each of the following dates (each a "Payment Date"):


          Payment Date             Payment Period

          January 20, 1995         Period from Closing Date
                                   through September 30, 1994

          January 19, 1996         October 1, 1994 through
                                   September 30, 1995

          January 20, 1997         October 1, 1995 through
                                   September 30, 1996

          January 20, 1998         October 1, 1996 through
                                   September 30, 1997;
provided, however, that the amount of such additional consideration may be reduced in accordance with the provisions of
Section 11.5 hereof and provided further that Buyer will retain that portion of the Post-Closing Payment with respect to any Seller who elects not to sell his Shares to Buyer at the Closing. The amount of the Post-Closing Payment to which the Sellers are entitled on each such Payment Date will be determined by reference to the Net Income Amount (as defined in Exhibit B attached hereto) earned by the Graham Entity (as defined below) during the periods set forth above. The Sellers shall be entitled to receive Anacomp Shares in an amount equal to one-third of the Net Income Amount earned by the Graham Entity in each of the first three such periods, with the total payment over the three periods not to exceed the Post-Closing Payment. If, following the payment to the Sellers on the third Payment Date, the Sellers have not received the Post-Closing Payment in its entirety, then the Sellers shall be entitled to receive Anacomp Shares in an amount equal to one-third of the Net Income Amount earned by the Graham Entity in the fourth such period, with the payment in such fourth period not to exceed the remaining amount necessary to equal (when combined with payments on prior payment dates) the Post-Closing Payment. If, following the payment to the Sellers on the fourth Payment Date, the Sellers have not received the Post-Closing Payment in its entirety, then the Sellers shall not be entitled to receive the remaining amount necessary to equal the Post-Closing Payment. The number of Anacomp Shares issuable to the Sellers on each such Payment Date shall be determined by taking the portion of the Post-Closing Payment to which the Sellers are entitled and dividing it by the average of the closing sales prices for the Anacomp Shares on the Exchange, as reported in The Wall Street Journal, on each of the 30 consecutive trading days ending on the second trading day preceding the relevant Payment Date; provided, however, that if the average sales price as so calculated is less than $2.00 per Anacomp Share, then Buyer shall only be obligated to issue to the Sellers on the Payment Date that number of Anacomp Shares equal to the portion of the Post-Closing Payment divided by $2.00. In lieu of issuing fractional Anacomp Shares, Buyer shall pay to each of the Sellers who would otherwise be entitled to a fractional Anacomp Share cash in an amount calculated in the same manner described in Section 2.2 above, as modified by the proviso in the previous sentence.

          For purposes of this Agreement, the "Graham Entity" shall mean the Magnetic Media Business of Buyer to be comprised of the Company and Buyer's magnetics group following the Closing. All Magnetic Media Business of Buyer shall be deemed to be included in the Graham Entity regardless of whether such business was effected by the Company, Buyer or Buyer's magnetics group. Buyer hereby agrees that during the period from the Closing Date through September 30, 1994, Buyer will not effect a Change in Control of the Graham Entity unless the Buyer has paid in full the Post-Closing Payment. Upon a Change in Control of the Graham Entity at any time during the period from September 30, 1994 through September 30, 1997 and prior to the payment in full of the Post-Closing Payment, Buyer shall pay to Sellers an amount equal to one-third of Buyer's net profits from the transaction effecting the Change in Control less the amount of the Post-Closing Payment previously paid to Sellers (the "Change in Control Amount"). Notwithstanding the preceding sentence (i) the Change in Control Amount shall be payable in cash or, at Buyer's option, in whatever form of consideration Buyer receives in connection with the Change in Control and (ii) the sum of the amount of the Post-Closing Payment paid by Buyer and the Change in Control Amount to be paid by Buyer shall in no event exceed $7,600,000.

          If the sum of the Change in Control Amount plus the amount of the Post-Closing Payment previously paid to Sellers is less than $7,600,000, then it shall be a condition to the Change in Control that Buyer will cause the purchaser or transferee of such business (the "Acquiror") to (i) assume the obligation to account for the Net Income Amount attributable to such business of the Graham Entity so transferred or sold during the period from the consummation of the transaction pursuant to which the Change in Control is effected through September 30, 1997 (the "Post-Change Period") and (ii) agree to pay Sellers one-third of the Net Income Amount during the Post-Change Period in cash, or, if elected by Acquiror, in the event that the common stock of Acquiror is listed on the American Stock Exchange or the Exchange or is quoted on NASDAQ, in common stock (the "Acquiror Shares"), provided that the Acquiror Shares shall be registered for resale in an effective registration statement. Buyer will cause Acquiror to, and Sellers will, engage in good faith negotiations with each other with respect to any provisions of this Section
2.4 relating to the calculation of the Post-Closing Payment which need to be modified for the Post-Change Period. Notwithstanding anything herein to the contrary, the sum of (i) the amount of the Post-Closing Payment paid to Sellers prior to the Change in Control, (ii) the Change in Control Amount paid by Buyer and
(iii) all payments made by the Acquiror to the Sellers during the Post-Change Period shall in no event exceed $7,600,000.

          Each payment to be made towards the Post-Closing Payment shall be calculated by Buyer and reviewed by Arthur Andersen & Co., independent certified public accountants (the "Auditors"), at Buyer's expense, in connection with the Auditors' annual audit of Buyer, and shall be subject to review by Sellers' outside auditors, at Sellers' expense. Buyer shall deliver the calculation of each payment to be made towards the Post-Closing Payment by the December 15th preceding each Payment Date (the "Buyer's Calculation").

          In the event that Sellers shall object to Buyer's Calculation, Sellers' Representative shall give written notice to Buyer of the dispute, stating the amount in dispute and describing with reasonable specificity the basis therefor, by the January 15th preceding each Payment Date.

          The parties shall in good faith endeavor to resolve such dispute as promptly as practicable. In the event that the parties are unable to resolve such dispute within ten business days following Sellers' Representative's delivery of a notice of dispute, the item(s) in dispute shall be promptly submitted to Price Waterhouse or such other firm of independent certified public accountants of recognized national standing as shall be mutually acceptable to Buyer and Sellers for resolution within 30 days after its engagement. The determination of such accounting firm shall be final and binding on all parties hereto and judgment may be entered thereon by a court of competent jurisdiction. The fees and expenses of such accounting firm shall be borne by the party against whom such determination is made (or, if applicable, by Buyer, on the one hand, and Sellers, on the other hand, in the proportions that such determination is made against each of them).

          In the event that the amount of a Post-Closing Payment is in dispute, the amount of the Post-Closing Payment paid on the relevant Payment Date shall be based upon the Buyer's Calculation but shall be subject to adjustment in accordance with the preceding paragraphs.

          2.5 Sellers' Representative. Each Seller hereby irrevocably appoints each of Barton P. Ferris, Jr., James P. Maguire and Scott D. Whittenburg in writing to act as such Seller's attorney-in-fact and representative (the "Sellers' Representative"), in accordance with the Sellers' Representatives Agreement referenced in Section 9.8 to do any and all things and to execute any and all documents in such Seller's name, place and stead, in any way which such Seller could do if personally present, in connection with this Agreement and the transactions contemplated hereby, including, without limitation, to accept on such Seller's behalf any Anacomp Shares to be delivered to such Seller under this Agreement, or to amend, cancel or extend, or waive the terms of, this Agreement. The Buyer shall be entitled to rely, as being binding upon such Seller, upon any document or other paper believed by the Buyer to be genuine and correct and to have been signed by the Sellers' Representative, and the Buyer shall not be liable to any Seller for any action taken or omitted to be taken by the Buyer in such reliance. The Sellers' Representative shall have the sole and exclusive right on behalf of the Sellers to take any action pursuant to Section 7.3 or
Article 12.

          2.6 Registration of Anacomp Shares. Prior to the Closing, Buyer shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement for the resale of all shares of Buyer's common stock issued (or to be issued) to Sellers hereunder (including without limitation the maximum number of shares of Buyer's common stock that could be issued to Sellers as a Post-Closing Payment under Section 2.4). Buyer shall use its reasonable best efforts to cause such registration statement to become effective on or as soon as possible after the Closing Date (the "Effective Date") and to remain effective for a period of five (5) years following the
Effective Date, or one (1) year following the last possible issuance of Anacomp Shares pursuant to Section 2.4, whichever shall occur first. Buyer shall also use its reasonable best efforts to list the Anacomp Shares for trading on the Exchange as soon as possible. All of the Anacomp Shares which may be issued in connection with the Post-Closing Payment shall likewise be included in the registration statement and in the Exchange listing application. Buyer shall pay all costs (including without limitation all legal, accounting and printing fees) arising from such registration. It is understood and agreed that Sellers shall have no right to require registration of the shares of Buyer's common stock except as provided in this Section 2.6.

          2.7 Adjustments to the Purchase Price. In the event the closing sales price of the Anacomp Shares on the Exchange on the Effective Date is less than $3.57, Buyer shall issue as soon as possible (but in no event later than five business days after the Effective Date) to each of the Sellers (and include in Buyer's registration statement) a number of additional Anacomp Shares, in proportion to each Seller's holdings, equal to the result of the following: (i) $7,600,000 divided by the greater of (A) the closing sales price of the Anacomp Shares on the Effective Date or (B) in the event that the Effective Date occurs
(1) on  or within  thirty days following the Closing Date, $3.07,
(2) more than thirty days but less than sixty days following the Closing Date, $2.82 or (3) occurs more than sixty days following the Closing Date, $2.57, minus (ii) the 2,128,852 Anacomp Shares issued to the Sellers at the Closing.

          3. Closing; Closing Date. The Closing of the sale and purchase of the Shares contemplated hereby shall take place at the offices of Cadwalader, Wickersham & Taft in New York, New York at 10:00 a.m. local time, on April 28, 1994, or such other time or date as the Buyer and the Sellers' Representative agree in writing, but not later than April 30, 1994. The time and date upon which the Closing occurs is herein called the "Closing Date." The Closing shall be effective as of 11:59 p.m. on the Closing Date.

          4. Representations and Warranties of Each Seller. The Sellers, severally and not jointly, represent and warrant to the Buyer as follows:
          4.1 Due Incorporation and Authority. Each of the Company and Graham Magnetics is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted.

          4.2 Subsidiaries and Other Affiliates. Schedule 4.2 sets forth the name and jurisdiction of organization of each corporation or other entity (collectively, "Subsidiaries") in which the Company directly or indirectly owns or has the power to vote shares of any capital stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other persons performing similar functions for such entity, as the case may be. Except for the Subsidiaries, the Company does not directly or indirectly own any stock, securities or other equity or proprietary interest in any other person. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing (or the equivalent concept in the relevant jurisdiction) under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted.

          4.3 Qualification. Each of the Company and each of the Subsidiaries is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 4.3, which are the only jurisdictions in which such qualification or authorization is required by law and in which the failure so to qualify or be authorized could have a material adverse effect on the properties, business, results of operations and financial condition of the Company and the Subsidiaries, taken as a whole (collectively, the "Condition of the Companies"). No other jurisdiction has claimed, in writing or, to the Seller's knowledge, otherwise, that the Company or any of the Subsidiaries is required to qualify or otherwise be authorized as a foreign corporation therein and, except as set forth on Schedule 4.3, neither the Company nor any of the Subsidiaries files franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. Neither the Company nor any of the Subsidiaries owns or leases property in any jurisdiction other than its respective jurisdiction of organization and the jurisdictions set forth on Schedule 4.3.

          4.4 Outstanding Capital Stock. The Company is authorized to issue (a) 1,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and (b) 250,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). There are no shares of Preferred Stock and 970,000 shares of Common Stock issued and outstanding. It is anticipated that Chemical Bank will, prior to the Closing Date, exercise its warrant to purchase 30,000 shares of Common Stock and that as of the Closing Date, there will be 1,000,000 shares of Common Stock issued and outstanding. The Company does not have any treasury stock. All of the outstanding shares of Common Stock are owned by the Sellers in the respective amounts set forth on Exhibit A. The authorized and issued shares of capital stock or other ownership interests of each Subsidiary are set forth on Schedule
4.4. Except as set forth on Schedule 4.4, all issued and outstanding capital stock or other ownership interests of each Subsidiary is owned directly or indirectly by the Company, free and clear of any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever (collectively, "Liens"). All of the outstanding shares of capital stock of the Company (including the shares to be issued to Chemical Bank upon exercise of its warrant) and the Subsidiaries are duly authorized and validly issued, fully paid and nonassessable. No other class of capital stock or other ownership interests of the Company or any of the Subsidiaries is authorized or outstanding.

          4.5  Options or  Other Rights.   Except as set forth on
Schedule 4.5, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company, any of the Subsidiaries or any Seller any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of the Company or any of the Subsidiaries, and there is no outstanding security of any kind convertible into any such capital stock.

          4.6 Charter Documents and Corporate Records. The Sellers have heretofore delivered to the Buyer true and complete copies of the Certificates of Incorporation (certified by the Secretaries of State or other appropriate official of their respective jurisdictions of incorporation) and By-laws (certified by the respective corporation's secretary or an assistant secretary), or comparable instruments, of the Company and each of the Subsidiaries as in effect on the date hereof. The minute books or comparable records of the Company and of each of the Subsidiaries, all of which have been made available to the Buyer for its inspection contain true and complete records in all material respects of all meetings and consents in lieu of meeting of the Board of Directors or comparable persons (and any committee thereof) of the Company and of each of the Subsidiaries, and their respective shareholders or comparable persons, since the time of its organization and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The stock books or comparable records of the Company and each of the Subsidiaries are true and complete in all material respects.

          4.7 Financial Statements. The consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1993 and December 31, 1992 and the related consolidated statement of income, shareholders' equity and changes in financial position for the year then ended, including the footnotes thereto, certified by Deloitte & Touche, independent certified public accountants, which have been delivered to the Buyer, are true, correct and complete in all material respects, fairly present the consolidated financial position of the Company and the Subsidiaries as at such dates and the consolidated results of operations of the Company and the Subsidiaries for such respective periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby. (The foregoing consolidated financial statements of the Company and the Subsidiaries as of December 31, 1993 and December 31, 1992 and for the years then ended are sometimes herein called the "Audited Financials".) The consolidated balance sheet included in the 1993 Audited Financials is sometimes herein called the "Balance Sheet" and December 31, 1993 is sometimes herein called the "Balance Sheet Date". The unaudited consolidated balance sheet of the Company as of February 28, 1994, and the related consolidated statement of income, which have been delivered by the Buyer, are true, correct and complete in all material respects, fairly present the consolidated financial position of the Company and the
Subsidiaries as at such date and the consolidated results of operations of the Company and the Subsidiaries for the two months then ended, in each case in accordance with generally accepted accounting principles applied on a basis consistent with that of the Audited Financials (subject to normal year-end adjustments not having any material adverse effect on revenues).

          4.8 No Material Adverse Change. Since the Balance Sheet Date, there has been no material adverse change in the Condition of the Companies, and neither the Company, any of the Subsidiaries nor any of the Sellers knows of any such change which is threatened, nor has there been any damage, destruction or loss which, to the best of the Sellers' knowledge, would have or has had a material adverse effect on the Condition of the Companies, whether or not covered by insurance.

          4.9 Tax Matters. (a) Except as set forth in Schedule 4.9, the Company and each of its Subsidiaries have duly filed on a timely basis (taking into account any extensions of time for filing), all Tax Returns, relating to all Taxes for which the Company or any of its Subsidiaries are liable, required to be filed by or on behalf of the Company or any of its Subsidiaries for any taxable period ending on or before the Closing Date. Each such Tax Return is true and correct in all material respects. The Company and its Subsidiaries have duly paid, or have made adequate provisions (by a tax accrual or tax reserve) for all Taxes for which the Company or any of its Subsidiaries are liable for any Pre-Closing Period that ends on or before the Closing Date.

          (b) There are no liens for any Taxes, assessments or government charges or levies upon any property or assets of the Company or any of its Subsidiaries (except for liens for taxes not yet due), nor are there any outstanding deficiencies or assessments or written proposals for assessment of any Taxes proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been paid in full or otherwise settled. Except as set forth on Schedule 4.9, no actions, proceedings, or examinations are pending or, to Sellers' knowledge after due inquiry, threatened to be brought by any taxing authority for the determination, assessment or collection of any Taxes for which the Company or any of its Subsidiaries may be liable. Except as set forth on Schedule 4.9, neither the Company nor any Subsidiary thereof has requested any extension of time within which to file any Tax Return which Tax Return has not since been filed, and neither the Company nor any Subsidiary thereof is  bound by  any election,  consent, or  agreement  that extends or waives any applicable statute of limitations with respect to any taxable periods of the Company or any of its Subsidiaries. The information set forth in Schedule 4.9 indicates the date through which the Taxable Years relating to particular Tax Returns of the Company or any of its Subsidiaries are closed by applicable statutes of limitations or otherwise. Copies of all foreign, state and Federal income tax returns (as amended) filed by or on behalf of the Company or any of its Subsidiaries for all Taxable Years not closed by the applicable statutes of limitation have been made available to the Buyer.

          (c) Except as set forth in Schedule 4.9, all liabilities for Taxes of the Company or any of its Subsidiaries for the current year through the Closing Date, whether or not they have become due and payable (including any Taxes attributable to the Pre-Closing Period reportable in Tax Returns covering a Taxable Year which includes the Closing Date), have been duly paid in full or adequate provisions therefor have been made by a tax accrual or tax reserve.

          (d) Neither the Company nor any Subsidiary thereof is a party to any outstanding tax sharing or other allocation agreement with respect to any Taxes.

          (e) Schedule 4.9 sets forth the following information which is true, complete and correct to the best of the knowledge of the Sellers and the officers of the Company and its Subsidiaries responsible for such matters: (1) the amount of foreign income taxes (or taxes in lieu thereof) which are creditable for Federal income tax purposes or for foreign income tax purposes and which are associated with the earnings and profits of each foreign Subsidiary, and (2) the amount of any net operating or capital losses (or tax credits) which are available for carryover to subsequent years for Federal income tax purposes and the extent to which the utilization of such losses and credits is currently limited under the Code.

          (f) Neither the Company nor any Subsidiary thereof has ever made an election pursuant to Section 1362 of the Code to be treated as an S Corporation for Federal income tax purposes. No election under Section 341(f) of the Code has been made by the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary thereof has agreed to, or been required to, make any
Section 481(a) adjustment because of a change of accounting or otherwise. There are no closing agreements, irrevocable elections, or similar agreements or decisions which will restrict the choices of the Company or any of its Subsidiaries regarding the treatment of any item of income, deduction, credit, or allowance in taxable periods subsequent to the Closing Date. The Company and its Subsidiaries have withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, creditor, stockholder or other third party. Except as disclosed in Schedule 4.9, neither the Company nor any Subsidiary thereof has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Section 280G of the Code. The Company and each of its Subsidiaries have disclosed on their Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of
Section 6662 of the Code.

          (g) Neither the Company nor any Subsidiary thereof has ever been a member of an Affiliated Group (as defined in Section 1504(a) of the Code) for which consolidated or combined Tax Returns were filed or were required to be filed other than the Affiliated Group of which the Company is the common parent thereof and consequently has no liability for unpaid Taxes under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law). Neither the Company nor any of its Subsidiaries has any liability for Taxes as a transferee or successor arising out of an acquisition of assets that will not be indemnified by the seller of such assets.

          4.10  Compliance with  Laws.   Except as  set forth  on
Schedule 4.10, neither the Company nor any of the Subsidiaries is in violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether Federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court, administrative tribunal, or arbitrator (collectively, "Governmental Bodies") including, without limitation, (i) regulations and requirements of the Occupational Safety and Health Administration or (ii) Environmental Laws (the legal requirements referred to in clauses (i) and (ii) above being sometimes herein called the "Safety and Environmental Laws"), which violation could have an adverse effect on the Condition of the Companies, and neither the Company nor any of the Subsidiaries has received written, or, to Sellers' knowledge, other notice that any such violation is being or may be alleged. Neither the Company nor any of the Subsidiaries has made any illegal payment to officers or employees of any Governmental Body, or made any payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other reciprocal practice, or given any other illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Company or any of the Subsidiaries.

          4.11 Permits. Except as set forth on Schedule 4.11, the Company and the Subsidiaries have all licenses, permits, orders or approvals of, and have made all required filings and registrations with, any Governmental Body that are required to conduct the business of the Company or any of the Subsidiaries (collectively, "Permits"), including, without limitation, all Permits relating to compliance with Safety and Environmental Laws. All Permits are listed on Schedule 4.11 and are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of the Company, any of the Subsidiaries or any of the Sellers, threatened, nor has the Company or any of the Subsidiaries received notice that any Governmental Body intends to deny, cancel, terminate, revoke, limit or not renew any Permit.

          4.12  Environmental Matters.

          (a) Except as set forth on Schedule 4.12, since June 30, 1992, the Company and the Subsidiaries have not conducted, and do not conduct, any activity requiring a permit under 40 CFR
Part 270, or under any equivalent state law or regulation. Neither the Company or any Subsidiary, nor any Seller, has received written, or to the knowledge of Sellers, other notice from any third party of any violation of any Safety and Environmental Laws or allegation or claim of any such violation that has not been addressed and corrected by the Company to the satisfaction of governmental authorities having jurisdiction thereof or otherwise disclosed by the Company and Sellers to Buyer.
          (b) Except as set forth on Schedule 4.12, since June 30, 1992, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of Hazardous Substances at, on, above or beneath any real property, improvements, equipment, vessels or other facilities owned, occupied or operated by the Company or any of the Subsidiaries or at, on, above or beneath the environment surrounding such property, improvements, equipment, vessels or other facilities, other than those releases which are allowable under, and in accordance with, the performance standards set forth in the Company's or any of the Subsidiaries' applicable operating Permits. Except as set forth on Schedule 4.12, since June 30, 1992, neither the Company nor any of the Subsidiaries has disposed, released or caused the disposal or release of any Hazardous Substance at any site or facility other than those sites or facilities owned, occupied or operated by the Company or any of the Subsidiaries.

          (c) Except as set forth on Schedule 4.12, all activities to be performed under the "Letter Agreement Regarding Environmental Matters" dated June 30, 1992 from Graham Asset Corp. to Mr. Scott C. Selbach of Carlisle Companies Incorporated have been completely and successfully performed.

          4.13 No Breach. The execution, delivery and perform-ance of this Agreement by the Sellers and the consummation of the transactions contemplated hereby (the "Contemplated
Transactions") will not (i) violate any provision of the Certificates of Incorporation or By-laws (or comparable instruments) of the Company or any of the Subsidiaries; (ii) require the Sellers, the Company or any of the Subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 4.13 (the "Required Consents"); (iii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default (by way of substitution, novation or otherwise) under, any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement (collectively, the "Contracts") to which the Company or any of the Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any Lien upon the properties of the Company or any of the Subsidiaries pursuant to the terms of any such Contract; (iv) violate any Order of any Governmental Body against, or binding upon, the Company or any of the Subsidiaries or upon their respective securities, properties or business; (v) violate any Law of any Governmental Body, which violation could have a material adverse effect on the Condition of the Companies; or (vi) violate or result in any change or modification in any Permit, or cause the revocation or suspension of any Permit except as set forth on
Schedule 4.11.

          4.14  Claims and  Proceedings.   Except as set forth on
Schedule 4.14, (i) there are no outstanding Orders of any Governmental Body against or involving the Company or any of the Subsidiaries, (ii) there are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of the Company, any of the Subsidiaries or any of the Sellers, threatened, against or involving the Company or any of the Subsidiaries or any of their properties or assets and all notices required to have been given to any insurance company listed as insuring against any Claim set forth on
Schedule 4.14 have been timely and duly given and, except as set forth on Schedule 4.14, no insurance company has asserted in writing that such Claim is not covered by the applicable policy relating to such Claim; (iii) there are no product liability Claims against or involving the Company or any of the Subsidiaries or any product manufactured, marketed or distributed at any time by the Company or any of the Subsidiaries ("Company Products") and no such Claims have been settled, adjudicated or otherwise disposed of since June 30, 1992, and (iv) there are no Claims pending or, to the knowledge of the Company, any of the Subsidiaries or any of the Sellers, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company or any of the Subsidiaries or the heirs, executors or administrators of such director or officer, against the Company or any of the Subsidiaries or any successor to the business of the Company or any of the Subsidiaries.

          4.15 Contracts. (a) Schedule 4.15 sets forth all of the following Contracts to which the Company or any of the Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject (other than those specifically set forth on any other Schedule): (i) Contracts with any current or former officer, director, shareholder, employee, consultant, agent or other representative or with an entity in which any of the foregoing is a controlling person;
(ii) Contracts with any labor union or association representing any employee; (iii) material Contracts with any person to sell, distribute or otherwise market any of the Company Products; (iv) material Contracts with any person for the manufacture of any product of the Company or any Subsidiary; (v) material Contracts for the sale of any properties other than in the ordinary course of business or for the grant to any person of any option or preferential rights to purchase any properties; (vi) partnership or joint venture agreements; (vii) real property leases; (viii) Contracts under which the Company or any of the Subsidiaries agrees to indemnify any party or to share tax liability of any party; (ix) material Contracts with customers, distributors or suppliers for the sharing of fees, the rebating of charges or other similar arrangements; (x) Contracts containing covenants of the Company or any of the Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company or any of the Subsidiaries in any line of business or in any geographical area; (xi) Contracts relating to the acquisition by the Company or any of the Subsidiaries of any operating business or the capital stock of any other person; (xii) Contracts requiring the payment to any person of an override or similar commission or fee; (xiii) Contracts relating to the borrowing of money; (xiv) Contracts containing obligations or liabilities of any kind to holders of the capital stock of the Company as such (including, without limitation, an obligation to register any of such securities under any Federal or state securities laws);
(xv) Contracts for the payment of fees or other consideration to any officer or director of the Company or any of the Subsidiaries or to any other entity in which any of the foregoing has an interest; (xvi) options for the purchase of any property for an aggregate purchase price in excess of $2,000 per annum (other than purchase orders for inventory entered into in the ordinary course of business); (xvii) management Contracts and other similar agreements with any person; (xviii) material Contracts requiring the payment of any licensing fees, royalties, or operating fees; and (xix) material Contracts which cannot be cancelled without liability, premium or penalty on less than 90 days' notice. Schedule 4.15 also lists and briefly describes the status of all Contracts currently in negotiation or proposed by the Company or any of the Subsidiaries of a type which if entered into by the Company or any of the Subsidiaries would be required to be listed on Schedule 4.15 or on any other Schedule ("Proposed Contracts"). For purposes of this Section 4.15, a contract will be "material" if, pursuant to the terms of such contract, there is either a current or future obligation or right of the Company or any of the Subsidiaries to make payments in excess of $10,000 per annum or receive payments in excess of $10,000 per annum and provided that purchase orders for inventory entered into in the ordinary course of business will not be deemed to be material.

          (b) There have been delivered to the Buyer true and complete copies of (i) all of the Contracts set forth on Schedule 4.15, (ii) the most recent draft, letter of intent or term sheet (or if none exist, a reasonably detailed written summary) embodying the terms of all of the Proposed Contracts set forth on
Schedule 4.15 and (iii) a list of current capital improvement projects and tangible property which have been ordered since the Balance Sheet Date. All of the material Contracts referred to in the preceding clause (i) are valid and binding upon the Company or one of the Subsidiaries, as the case may be, in accordance with their terms. Neither the Company nor any of the Subsidiaries is in default in any material respect under any of such Contracts (including without limitation, the 3M Contract and the BASF Contract), nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. To the knowledge of the Company, any of the Subsidiaries or any of the Sellers, no other party to any such Contracts (including without limitation, 3M and BASF) is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder.

          4.16  Real Estate.

               (i) Graham Magnetics is the owner in fee simple of that certain parcel of real estate together with easements and licenses appurtenant thereto (if any), and the buildings, fixtures and improvements thereon, situated in Graham, Texas, which real estate is described more particularly on Schedule 4.16 attached hereto (collectively, hereinafter referred to as the "Premises"), subject only to the permitted exceptions shown on Schedule 4.16 (the "Permitted Exceptions"). Since June 30, 1992, neither the Company nor any of the Subsidiaries has owned any fee interest in real property other than the Premises or entered into any new leases (other than lease renewals).

              (ii) There are no leases, subleases, licenses or occupancy agreements for the Premises or any portion thereof except for the lease described on Schedule 4.16 hereto (the "Vistatech Lease"). A true copy of the Vistatech Lease has been previously delivered to Buyer. The Vistatech Lease has not been modified, amended or extended, and is in full force and effect.

             (iii) All initial work and alterations required of Graham Magnetics under the Vistatech Lease have been completed. Graham Magnetics has no further construction obligations under the Vistatech Lease or any subsequent "punch-list" or other agreement relating to the Premises.

              (iv) Neither the Company nor any of the Subsidiaries has received any notice, from any of the insurance companies which issue the insurance policies insuring the Premises, of a non-insurable condition or defect with respect to the Premises.

               (v) Graham Magnetics has obtained fire and extended coverage risks, business interruption, rent loss and liability insurance policies (collectively, the "Insurance Policies") with respect to the Premises in an amount sufficient to avoid co-insurance. Such policies are in full force and effect.
              (vi) No labor or materials have been furnished to the Premises which could be the basis for a mechanic's or materialman's lien.

             (vii) To the knowledge of the Company, any of the Subsidiaries, or any of the Sellers, there are no material defects in the construction of the improvements on the Premises. Since completion of the improvements, no repairs of a material nature or replacements have been required to be made by Graham Magnetics under the Vistatech Lease.

            (viii) All electric service, water service and other utilities necessary to the continued operation of the Premises are available to the Premises and connected to the improvements thereon.

              (ix) The Premises are not situated in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards.

               (x) Except as disclosed on Schedule 4.16, to the knowledge of the Company, the Subsidiaries and the Sellers, there is no friable asbestos (as defined by 40 C.F.R. Section 61.141) in or used in the construction of the Premises.

              (xi) Neither the Company nor any of the Subsidiaries has received notice of any governmental special assessment or similar charge (other than scheduled real estate taxes) affecting the Premises.

             (xii) The Premises are substantially in good operating condition and repair subject only to ordinary wear and tear. To the knowledge of the Company, any of the Subsidiaries or any of the Sellers, the heating, ventilation, air conditioning, electrical, plumbing, water, storm drainage and sanitary sewer systems at or serving the Premises and all facilities and equipment relating thereto are in good working order and neither the Company, any of the Subsidiaries, nor any of the Sellers has knowledge of any defects or deficiencies therein.

            (xiii) No person or entity has any right or option to purchase or otherwise acquire the Premises.

             (xiv) To the knowledge of the Company, any of the Subsidiaries, or any of the Sellers, the Premises have been at all times during the Company's ownership thereof, and presently are, except as may be disclosed in that certain environmental report, dated June 17, 1992, prepared by Blasland & Bouck Engineers, R.C. (the "Environmental Report"), a copy of which has been delivered to the Buyer, or in Schedule 4.12, free of contamination arising out of or resulting from Hazardous Substances.

              (xv) Except as forth on Schedule 4.12, neither the Company nor any of the Subsidiaries has caused or, to the knowledge of the Company, any of the Subsidiaries, or any Sellers, suffered to occur, a disposal or release of any Hazardous Substance in violation of any Environmental Law at, upon, under or within the Premises or any contiguous or adjacent real estate.

             (xvi) Neither the Company nor any Subsidiary has, to the best of the knowledge of the Company, any of the Subsidiaries, or any of the Sellers, permitted, and will not knowingly permit, the Company's tenant,
          Vistatech, to engage in any operation or activity (other than activities expressly permitted under the Vistatech lease) that could result in, give rise to, or lead to the imposition of liability on Vistatech, or on Graham Magnetics or the Buyer, or the creation of a lien on the Premises, under the Law.

          4.17 Inventory. The inventory of the Company and the Subsidiaries (including that reflected on the Balance Sheet) is or was, prior to the sale thereof, in good and merchantable condition, and suitable and usable or salable in the ordinary course of business for the purposes for which intended. The values at which such inventory is carried on the Balance Sheet reflect the normal inventory valuation policy of the Company (including the writing down of the value of obsolete inventory), stating inventories at the lower of cost or market (on a first-in, first-out method). The inventories of the Company as of the date hereof are adequate and any change in such inventories subsequent to the Balance Sheet Date was reasonable and warranted in the ordinary course of business of the Company and the Subsidiaries. Neither the Company, any of the Subsidiaries nor any of the Sellers knows of any adverse condition affecting the supply of materials available to the Company or any of the Subsidiaries.

          4.18 Receivables. All accounts and notes receivable reflected on the Balance Sheet, and all accounts and notes receivable arising subsequent to the Balance Sheet Date, (i) have arisen in the ordinary course of business of the Company or the Subsidiaries and (ii) subject only to a reserve for bad debts computed in accordance with generally accepted accounting principles consistently applied and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of the Company and the Subsidiaries in the aggregate recorded amounts thereof in accordance with their terms. Schedule 4.18 lists (i) any obligor which together with all of its affiliates owed accounts and notes receivable reflected on the Balance Sheet,
(ii) all  accounts or notes receivable more than 60 days old, and
(iii) the reserve for all bad accounts and notes receivable.

          4.19 Tangible Property. Schedule 4.19 sets forth all of the facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of the Company or any of the Subsidiaries (collectively, the "Tangible Property"). The Tangible Properties are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use. Since June 30, 1992 there has not been any significant interruption of the operations of the Company or any of the Subsidiaries due to inadequate maintenance of the Tangible Property.

          4.20 Intangible Property. Schedule 4.20 sets forth all patents, registered trademarks, registered copyrights, registered service marks and trade names, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from the Company or any of the Subsidiaries relating to any of the foregoing. There are no other patents, registered trademarks, registered copyrights, registered service marks or trade names which are material to the business of the Company or any of the Subsidiaries as presently conducted or as being developed. The Company and the Subsidiaries have the right to use, free and clear of any claims or rights of others, all trade secrets, know-how, processes, technology, blue prints and designs utilized in or incident to their businesses as presently conducted or as being developed ("Trade Secrets") and such use does not infringe on any patent, trademark, copyright, service mark or trade name owned by any third party. Except as set forth on Schedule 4.20, neither the Company nor any of the Subsidiaries has any notice of any adversely held patent, invention, trademark, copyright, service mark or trade name of any other person or notice of any claim of any other person relating to any of the property set forth on Schedule 4.20 or any Trade Secret of the Company or any of the Subsidiaries, and neither the Company, any of the Subsidiaries nor any of the Sellers knows of any reasonable basis for any such charge or claim. All Trade Secrets are protected against the use of such Trade Secrets by other persons to an extent and in a manner customary in the industries in which the Company and the Subsidiaries operate. There is no present or, to the knowledge of the Company, any of the
Subsidiaries or any of the Sellers, threatened use or encroachment of any Trade Secret which could have a material adverse effect on the Condition of the Companies. Schedule 4.20 sets forth any unregistered trademarks, service marks and trade names of the Company or any of its Subsidiaries.

          4.21 Title to Properties. The Company and the Subsidiaries own outright and have good title to, or have valid leasehold interests in, all of their properties, including, without limitation, all of the assets reflected on the Balance Sheet, in each case free and clear of any Lien, except for (i) Liens specifically described in the notes to the Audited Financials; (ii) properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; (iii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable or are being contested in good faith, so long as such contest does not involve any substantial danger of the sale, forfeiture or loss of any assets material to the Condition of the Companies; (iv) assets held or used pursuant to any lease listed on Schedule 4.15; (v) the Permitted Real Property Exceptions as defined on Schedule 4.16.

          4.22 Accounts Payable. Schedule 4.22 sets forth a true and correct aged list of all accounts payable of the Company and each of the Subsidiaries as of February 28, 1994.

          4.23 Undisclosed Liabilities. As at the Balance Sheet Date, the Company and the Subsidiaries did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto that were not fully and adequately reflected or reserved against on the Balance Sheet or described on any Schedule or in the notes to the Audited Financials ("Undisclosed Liabilities"). Except as set forth on any Schedule to this Agreement, the Company and the Subsidiaries have not, except in the ordinary course of business, incurred any Undisclosed Liabilities since the Balance Sheet Date. Neither the Company, any of the Subsidiaries nor any of the Sellers has any knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Undisclosed Liabilities of the Company or any of the Subsidiaries or any successor to their businesses except in the ordinary course of business or as otherwise set forth on Schedule 4.23.

          4.24 Suppliers and Customers. Schedule 4.24 lists, by dollar volume paid for the twelve months ended on the Balance
Sheet Date, the 20 largest suppliers (the "Significant Suppliers") and the 20 largest customers (the "Significant Customers") of the Company and the Subsidiaries. Except as set forth on Schedule 4.24, (i) no material customer or supplier of the Company or the Subsidiaries (including without limitation any Significant Customer or Significant Supplier) within the last twelve months has threatened in writing to cancel or otherwise terminate, or to the knowledge of the Company, any of the Subsidiaries or any of the Sellers intends to cancel or otherwise terminate, the relationship of such person with the Company or any of the Subsidiaries, (ii) no material customer or supplier of the Company or the Subsidiaries (including without limitation any Significant Customer or Significant Supplier) has since the Balance Sheet Date decreased materially or threatened in writing to decrease or limit materially, or to the knowledge of the Company, any of the Subsidiaries or any of the Sellers, intends to modify materially its relationship with the Company or any of the Subsidiaries or currently intends to decrease or limit materially, its services or supplies to the Company or any of the Subsidiaries or its usage or purchase of the services or products of the Company or any of the Subsidiaries, (iii) to the knowledge of the Company, any of the Subsidiaries or any of the Sellers, the acquisition of the Shares by the Buyer and the consummation of the Contemplated Transactions will not affect the relationship of the Company or any of the Subsidiaries with any of their suppliers or customers to an extent that would have a material adverse effect on the Condition of the Companies and (iv) since November 1, 1993, there have been no material changes to any agreement with any Significant Supplier or Significant Customer.

          4.25 Employee Benefit Plans. (a) Schedule 4.25 contains a complete list of (i) any pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, severance, consulting, health, welfare or incentive plan or agreement, including any post-employment benefits, and including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) any program or policy providing for "fringe benefits" to its employees, including but not limited to any "specified fringe benefit plan", within the meaning of Section 6039(D) of the Code, to which, in the case of (i) or (ii), the Company or any Subsidiary is a party, or with respect to which, in the case of (i) or (ii), the Company or any Subsidiary has or could reasonably have any obligation in respect of their current or former employees (individually a "Benefit Plan", and collectively the "Benefit Plans").

          (b) The Company has delivered or made available to Buyer correct and complete copies of (A) each Benefit Plan, including any trust agreement or insurance contract relating thereto, (B) the most recent Internal Revenue Service ("IRS") determination letter relating to each of the Benefit Plans which is intended to qualify under Section 401(a) of the Code (the "Qualified Plans"), (C) the most recent Annual Reports (Form 5500 Series) and accompanying schedules for each Benefit Plan, (D) any summary plan description (including summaries of material modifications) relating to any Benefit Plan, (E) the most recent audited financial statement of each Benefit Plan (if applicable), and (F) the most recent actuarial valuation report for each Benefit Plan for which such reports were prepared.

          (c) Except as disclosed on Schedule 4.25, the Company and each Subsidiary has received, with respect to each of the Qualified Plans, a favorable determination letter issued by the IRS, and no events, actions or failures to act have occurred since the issuance of such letter which would adversely affect the qualification of any such Qualified Plan. Except as disclosed on Schedule 4.25, neither the Company, any Subsidiary nor any entity which is part of a group which includes the Company or any Subsidiary and which is treated as a single employer under Section 414(b) or (c) of the Code (a "Controlled Group Member") contributes to, or is or has (since September 26,
1980) been obligated to contribute to, a "multiemployer plan", as defined in Section 3(37) of ERISA.

          (d) Each of the Benefit Plans has been administered in all material respects in accordance with its terms, and in accordance with the requirements of any applicable law. Except as disclosed on Schedule 4.25, all reports, returns and information required to be filed with the IRS, the United States Department of Labor, or the Pension Benefit Guaranty Corporation ("PBGC"), or furnished or distributed to plan participants and their beneficiaries, which if not timely filed, furnished or distributed would result in any liability on the part of the Company or any Subsidiary with respect to any Benefit Plan, have been timely filed, furnished or distributed.

          (e) No Benefit Plan (or pension plan maintained by a Controlled Group Member) which is subject to Title IV of ERISA ("Pension Plan") has (i) completely or partially terminated or
(ii) been  the subject  of a  "reportable event"  (as defined  in
Section 4043 of ERISA), which termination or event has resulted or could reasonably result in any liability on the part of the Company or any Subsidiary. All premiums required by Section 4007 of ERISA to be paid by the Company or any subsidiary have been timely paid. No proceedings have been instituted or threatened by the PBGC to terminate any Pension Plan, or to appoint a trustee to administer such a plan, pursuant to Subtitle C of Title IV of ERISA, and no circumstances exist that constitute grounds entitling the PBGC to institute such an action. No liability under Subtitle C or D of Title IV of ERISA has been incurred by the Company or any Subsidiary with respect to any Pension Plan. No Pension Plan has had an "accumulated funding deficiency" (whether or not waived), as that term is defined in
Section 412 of the Code, and the fair market value of the assets of each such plan equals or exceeds the actuarial present value (based on the assumptions used for purposes of the most recent actuarial valuation for such plan) of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) of such plan. Neither the Company nor any Subsidiary is, or has been, required to furnish security to any Pension Plan pursuant to Section 401(a)(29) of the Code.

          (f) There have been no "prohibited transactions" (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to any Benefit Plan as to which the Company or any Subsidiary may have any liability. Except as disclosed on
Schedule 4.25, no events have occurred with respect to which the Company or any Subsidiary may be liable for (i) a penalty under
Section 502(c)  or 502(i) of ERISA, (ii) an addition to tax under
Section 6652(d), (e), (h), or (i) of the Code, or (iii) an excise tax under Chapter 43 of Subtitle D of the Code.

          (g) There are no pending, or to the knowledge of the Company, any of the Subsidiaries or any of the Sellers, threatened claims involving any Benefit Plan by any employee or beneficiary covered under any such Benefit Plan (other than routine claims for benefits) which may result in liability on the part of the Company or any Subsidiary, nor, to the knowledge of the Sellers, is there any basis for any such claim. The Company will notify Buyer in writing of any such threatened or pending claims arising after the date hereof but before the Closing Date.

          (h) Except as disclosed on Schedule 4.25, neither the Company nor any Subsidiary has any obligation to provide, or liability with respect to, any post-retirement health or life benefits for any current or former employee under any Benefit Plan, contract or arrangement which cannot be amended or terminated without liability.

          4.26 Employee Relations. As of December 31, 1993, the Company and the Subsidiaries have approximately 450 full-time employees in the aggregate. Except as described on Schedule 4.26, no union organizing efforts have been conducted since June 30, 1992 or are now being conducted. Except as set forth on
Schedule 4.26, neither the Company nor any of the Subsidiaries has at any time since June 30, 1992 had, nor, to the knowledge of the Company, any of the Subsidiaries or any of the Sellers, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble that had or may have a material adverse effect on the Condition of the Companies.

          4.27 Insurance. Schedule 4.27 sets forth a list (specifying the insurer, describing each pending claim thereunder (other than reimbursement claims made by employees under group medical insurance policies) as of February 28, 1994 and setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the Company or any of the Subsidiaries. Such policies and binders are valid and binding in accordance with their terms and are in full force and effect. Neither the Company nor any of the Subsidiaries is in default with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 4.27, there are no outstanding unpaid claims under any such policy or binder, and neither the Company nor any of the Subsidiaries has received any notice of cancellation or non-renewal of any such policy or binder. To Sellers' knowledge, there is no inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. Except as set forth on Schedule 4.27, neither the Company nor any of the Subsidiaries has received any written or, to Sellers' knowledge, other notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on Schedule 4.27 will not be available in the future on substantially the same terms as now in effect. There have been delivered or made available to the Buyer true and complete copies of all insurance policies or binders set forth on Schedule 4.27.

          4.28 Company Products. Schedule 4.28 contains a correct and complete breakdown of the 1994 standard manufacturing cost for all Company Products manufactured or assembled by the Company or any of the Subsidiaries. Except as set forth on
Schedule 4.28, there are no statements, citations or decisions by any Governmental Body specifically stating that any Company Product is defective or unsafe or fails to meet any standards promulgated by any such Governmental Body. Except as set forth on Schedule 4.28, there have been no recalls ordered by any such Governmental Body with respect to any Company Product. Except as set forth on Schedule 4.28, to the knowledge of the Company, any of the Subsidiaries or any of the Sellers, there is no (i) fact relating to any Company Product that would impose upon the Company or any of the Subsidiaries a duty to recall any Company
Product or a duty to warn customers of a defect in any Company Product, (ii) latent or overt design, manufacturing or other defect in any Company Product or (iii) material liability for warranty claims or returns with respect to any Company Product not fully reflected on the Audited Financials. All liabilities of the Company and the Subsidiaries for product liability and product warranty claims have been fully and adequately reserved against on the Balance Sheet in accordance with generally accepted accounting principles and the historical practices of the Company and the Subsidiaries.

          4.29 Employees. Schedule 4.29 sets forth (i) the Company's ADP report for the period ending December 31, 1993 (and equivalent information for non-United States employees) (ii) any payments or commitments to pay any severance or termination pay to any such persons, and (iii) any accrual for, or any commitment or agreement by the Company or any of the Subsidiaries to pay, such increases, bonuses or pay. Except as set forth on Schedule 4.29, none of the officers or managers has indicated that he or she will cancel or otherwise terminate such person's relationship with the Company or any of the Subsidiaries. Included on
Schedule 4.29 are true, accurate and complete copies of each severance plan, compensation plan or incentive plan of the Company or any of its Subsidiaries currently in effect.

          4.30 Operations of the Company.  Except as set forth on
Schedule 4.30 or on any other Schedule, since December 31, 1992 neither the Company nor any of the Subsidiaries has:

               (i) declared or paid any dividends or made any other distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

              (ii) except for short-term bank borrowings in the ordinary course of business, incurred any indebtedness for borrowed money;

             (iii) reduced its cash or short-term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;

              (iv) waived any material right under any contract or other agreement of the type required to be set forth on any Schedule;

               (v) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

              (vi)  materially  changed   any  of   its  business
policies, including, without limitation, advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies;

             (vii) made any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance otherwise than in the ordinary course of business;

            (viii) except for inventory or equipment in the ordinary course of business, sold, abandoned or made any other disposition of any of its properties or made any acquisition of all or any part of the properties, capital stock or business of any other person;

              (ix) paid, directly or indirectly, any of its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

               (x) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the Condition of the Companies;

              (xi) amended its Articles of Incorporation or By-laws (or comparable instruments) or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; or

             (xii) engaged in any other material transaction other than in the ordinary course of business.

          4.31 Potential Conflicts  of Interest.   Except  as set
forth  on   Schedule  4.31,   no  Seller  or  officer,  director,
shareholder or affiliate of the Company, any of the Subsidiaries or a Seller:

               (i) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company or any of the Subsidiaries;

              (ii) owns, directly or indirectly, in whole or in part, any property that the Company or any of the Subsidiaries uses in the conduct of its business; or

             (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of the Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

          4.32 Banks, Brokers and Proxies. Schedule 4.32 sets forth (i) the name of each bank, trust company, securities or other broker or other financial institution with which the Company or any of the Subsidiaries has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each person authorized by the Company or any of the Subsidiaries to draw thereon or to have access to any safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of the Company or any of the Subsidiaries in matters concerning its business or affairs.

          4.33 Premerger Notification. The Company (or its ultimate parent entity) has filed notification and report forms with respect to the Contemplated Transactions in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder (the "HSR Act").

          4.34 Full Disclosure. Seller has delivered or made available to Buyer true, complete and authentic copies of all documents and Contracts set forth on a Schedule hereto. No representation or warranty of the Sellers contained in this Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

          4.35 Brokers. Other than as described in this Section 4.35, no broker, finder, agent or similar intermediary (a "Broker") has acted on behalf of the Company, any of the Subsidiaries or any of the Sellers in connection with this Agreement or the Contemplated Transactions, and there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company, any of the Subsidiaries or any of the Sellers, or any action taken by the Company, any of the Subsidiaries or any of the Sellers. The Company currently owes a finder's fee of $30,000 in connection with the 1992 acquisition of the assets and the business of the Company. Such finder's fee has been fully reserved on the Balance Sheet. There are currently no disputes between the Company and the finder with respect to such finder's fee. Other than the remaining $30,000 fee, there are no liabilities or obligations of the Company or its Subsidiaries to such finder, including, without limitation, no obligation to issue any securities of the Company or any of the Subsidiaries.

          5.   Further Representations  and  Warranties  of  Each
Seller;.   Each Seller, severally and not jointly, represents and
warrants to the Buyer as follows:

          5.1 Title to the Shares. As of the Closing Date, such Seller shall own beneficially and of record, free and clear of any Lien, or shall own of record and have full power and authority to convey free and clear of any Lien, the Shares set forth opposite such Seller's name on Exhibit A, and, upon delivery of and payment for such Shares as herein provided, such Seller will convey to the Buyer good and valid title thereto, free and clear of any Lien.

          5.2 Authority to Execute and Perform Agreement. Such Seller has the full legal right and power and all authority and approvals required to execute and deliver this Agreement and to perform fully such Seller's obligations hereunder. This Agreement has been duly executed and delivered by such Seller and (assuming the due authorization, execution and delivery hereof by the Buyer) is a valid and binding obligation of such Seller enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)). Except as set forth on Schedule 5.2, the execution and delivery by such Seller of this Agreement, the consummation of the Contemplated Transactions and the performance by such Seller of this Agreement in accordance with its respective terms will not (i) require the approval or consent of any Governmental Body or the approval or consent of any other person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under any Law or Order of any Governmental Body applicable to such Seller or to the Shares held by such Seller, or any Contract to which such Seller is a party or by or to which such Seller is or the Shares held by such Seller are bound or subject; or (iii) result in the creation of any Lien on the Shares held by such Seller.

          5.3 Anacomp Shares; No Solicitation or Distribution. Seller acknowledges and understands that the shares of Buyer's common stock issued to such Seller pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold except pursuant to an effective registration statement, or pursuant to a duly available exemption from the registration requirements of the Act. Seller acknowledges that the shares of Buyer's common stock were not offered or sold to it by any form of general solicitation or general advertising, and that in making any subsequent offering or sale of the shares of Buyer's common stock, Seller will be acting only for itself and not as part of a sale or planned distribution that would be in violation of the Act. Seller hereby represents that it is its intention not to transfer, sell or otherwise dispose of any shares of Buyer's common stock prior to the registration of such shares pursuant to Section 2.6 other than through a transaction that would not require registration of such shares under the Act.

          5.4 Knowledge and Experience. Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluation of the merits and risks of the acquisition of the shares of Buyer's common stock, and having had access to such information with respect to the shares of Buyer's common stock as it considered necessary, has concluded that Seller is able to bear those risks. Seller hereby acknowledges receipt of the Anacomp Disclosure Documents and that such Seller has had the opportunity to discuss any questions regarding the shares of Buyer's common stock or Buyer with appropriate officers of Buyer.

          5.5 Legended Certificates. Seller acknowledges that, until the shares of Buyer's common stock are registered under the Act, a legend similar to the following will appear on the shares of Buyer's common stock: "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

          6.   Representations and  Warranties of the Buyer.  The
Buyer represents and warrants to the Sellers as follows:

          6.1 Due Incorporation and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

          6.2 Authority to Execute and Perform Agreement. The Buyer has the full legal right and power and all authority and approvals required to execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by the Buyer and (assuming the due authorization, execution and delivery hereof by the Sellers) is a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)). Except as set forth on Schedule 6.2, the execution and delivery by the Buyer of this Agreement, the consummation of the Contemplated Transactions and the performance by the Buyer of this Agreement in accordance with its terms will not (i) require the Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person; (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, the Certificate of Incorporation or By-laws of the Buyer, any Law or Order of any Governmental Body applicable to the Buyer, or any Contract to which the Buyer is a party or by or to which the Buyer or any of its properties is bound or subject; or
(iii) result in the creation of any Lien on any of the properties of the Buyer.

          6.3 Purchase for Investment. The Buyer is purchasing the Shares for its own account for investment and not for resale or distribution.

          6.4  Anacomp Shares.   The  Anacomp Shares, when issued
in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens.

          6.5 SEC Reports, Financial Statements and Anacomp Disclosure Documents. Buyer has filed with the SEC all reports, schedules, statements and other documents required to be filed by it since September 30, 1993 under the Exchange Act and the Act (as such documents have been amended since the time of their filing, collectively, the "Buyer SEC Documents"). The Buyer SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (a) complied in all material respects with the applicable requirements of the Exchange Act and the Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.6 Absence of Undisclosed Liabilities and Obligations. As at September 30, 1993, Buyer did not have any direct or indirect material indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or otherwise, of a kind required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto that were not fully and adequately reflected or reserved against on the audited consolidated balance sheet of the Buyer and its subsidiaries as of September 30, 1993 ("Buyer Undisclosed Liabilities"). Except as set forth on Schedule 6.6, Buyer has not, except in the ordinary course of business, incurred any Buyer Undisclosed Liabilities since September 30, 1993. Buyer has no knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any material Buyer Undisclosed Liabilities of Buyer or any successor to its business except in the ordinary course of business or as otherwise set forth on Schedule 6.6.

          6.7 Premerger Notification. The Buyer has filed notification and report forms with respect to the Contemplated Transactions in compliance with the HSR Act.
          6.8 Qualification. Buyer is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or authorization is required by law and in which the failure so to qualify or be authorized could have a material adverse effect on the properties, business, prospects, results of operations and financial condition of Buyer and its subsidiaries taken as a whole. No other jurisdiction has claimed, in writing or otherwise, that Buyer or any of its subsidiaries is required to qualify or otherwise be authorized therein.

          6.9 Charter Documents and Corporate Records. Buyer has heretofore delivered to Sellers' Representative true and complete copies of Buyer's Articles of Incorporation (certified by the Secretary of State) and By-laws (certified by Buyer's secretary or assistant secretary) as in effect on the date hereof.

          6.10 Financial Statements. The consolidated balance sheets of Buyer as of September 30, 1993, September 30, 1992 and September 30, 1991 and the related consolidated statements of income, shareholders' equity and changes in financial position for the years then ended, including the footnotes thereto, certified by Arthur Andersen & Co., independent certified public accountants, which have been delivered to Sellers' Representative, are true, correct and complete in all material respects, fairly present the consolidated financial position of Buyer as at such dates and the consolidated results of operations of Buyer for such respective periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby.

          6.11 No Material Adverse Change. Since September 30, 1993, there has been no material adverse change in the properties, business, prospects, results of operations and financial condition of Buyer, and Buyer does not know of any such change which is threatened, nor has there been any damage, destruction or loss which to the best of Buyer's knowledge, would have or has had a material adverse effect on the financial condition of the Buyer.

          6.12 Brokers. No Broker has acted on behalf of the Buyer in connection with this Agreement or the Contemplated
Transactions, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Buyer, or any action taken by the Buyer.

          7.   Covenants and Agreements.

          7.1 Conduct of Business. From the date hereof through the Closing Date, each Seller, severally and not jointly, agrees that the Sellers (i) shall cause the Company and the Subsidiaries to conduct their businesses in the ordinary course and, without the prior written consent of the Buyer, not undertake any of the actions specified in Section 4.30; and (ii) shall use their best efforts to cause the Company and the Subsidiaries to conduct their businesses in such a manner that the representations and warranties contained in Article 4 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. From the date hereof through the Closing Date, each Seller, severally and not jointly, agrees to conduct such Seller's affairs in such a manner so that the representations and warranties of such Seller contained in Article 5 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. Each Seller shall give the Buyer prompt notice of any event, condition or circumstance known to such Seller occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any Seller contained in this Agreement.

          7.2 Corporate Examinations and Investigations. Prior to the Closing Date, the Sellers agree that the Buyer shall be entitled, through its employees and representatives designated in writing to the Company, including, without limitation, Cadwalader, Wickersham & Taft and Arthur Andersen & Co., to make such investigation of the properties, businesses and operations of the Company and the Subsidiaries, and such examination of the books, records and financial condition of the Company and the Subsidiaries, as may be reasonably necessary. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances upon reasonable prior notice to the Company, and the Sellers shall, and shall cause the Company and the Subsidiaries to, cooperate fully therein. No investigation by the Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement. In order that the Buyer may have full opportunity to make such physical, business, accounting and legal review, examination or investigation, as may be reasonably necessary, of the affairs of the Company and the Subsidiaries, the Sellers shall make available and shall cause the Company and the Subsidiaries to make available to the representatives of the Buyer during such period all such information and copies of such documents concerning the affairs of the Company and the Subsidiaries as such representatives may reasonably request, shall permit the representatives of the Buyer access to the properties of the Company and the Subsidiaries and all parts thereof and shall cause their officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination. If this Agreement terminates, (i) the Buyer shall keep confidential and shall not use in any manner any information or documents obtained from the Company or the Subsidiaries concerning their properties, businesses and operations ("Confidential Information"), unless such information was in the public domain or subsequently developed by the Buyer independently of any investigation of the Company or the Subsidiaries, and (ii) any Confidential Information in writing and all copies thereof shall be promptly returned. From the date hereof through the Closing Date, neither party shall use any Confidential Information to the disadvantage of the other party.

          7.3  Publicity.   The parties  agree that  no publicity
release or announcement concerning this Agreement or the Contemplated Transactions shall be made without advance approval thereof by the Sellers' Representative and the Buyer; provided, however, that if in the written opinion of counsel for either of the parties public disclosure of the pendency of the Contemplated Transactions is required under Federal securities laws, then the consent or approval of the other party to the disclosure of such information and the content thereof shall not be unreasonably withheld.

          7.4 Expenses. In the event that this Agreement is terminated without the Contemplated Transactions having been consummated through no fault of the Company or the Sellers, then Buyer shall be liable for all costs and expenses (including reasonable attorneys' fees) incurred by the Sellers in connection with the Contemplated Transactions. In the event that this Agreement is terminated without the Contemplated Transactions having been consummated through no fault of Buyer, then the Company shall be liable for all costs and expenses (including reasonable attorneys' fees) incurred by Buyer in connection with the Contemplated Transactions. In the event that this Agreement is terminated without the Contemplated Transactions having been consummated through no fault of any party hereto, then the parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants. Notwithstanding the foregoing, to the extent that the expenses of the Company's counsel and accountants in connection with the preparation of this Agreement and the Contemplated Transactions exceeds $200,000 in the aggregate, the Purchase Price will be reduced by $1.00 for each $1.00 of such expense in excess of $200,000.

          7.5 Related Parties. Except as set forth on Schedule 7.5, the Sellers shall, prior to the Closing, pay or cause to be paid to the Company or one of the Subsidiaries, as the case may be, all amounts owed to the Company or such Subsidiary and reflected on the Balance Sheet or borrowed from or owed to the Company or such Subsidiary since the Balance Sheet Date by any of the Sellers or any affiliate of any of the Sellers. At and as of the Closing, any debts of the Company or any of the Subsidiaries owed to any of the Sellers or to any affiliate of any of the Sellers shall be cancelled, except those debts owed to any Seller in respect of his or her employment with the Company or any of the Subsidiaries and incurred in the ordinary course of business.

          7.6 Transfer Taxes. The Company shall be responsible for any sales, recording or real property transfer taxes (other than stock transfer taxes which shall be borne by the Sellers) arising from the transactions contemplated by this Agreement.

          7.7  Employment  Agreements;   Sellers'  Consent  Under
Section 280G of the Code. John C. Belsly, Michael B. Bryan, Milton D. Smith and Scott D. Whittenburg (the "Management Employees") shall at or prior to the Closing each terminate his June 30, 1992 Employment and Compensation Agreement with Graham Asset Corp. (collectively, the "Old Employment Agreements") and enter into an employment and non-compete agreement (collectively, the "New Employment Agreements") with the Buyer substantially in the form of Exhibit D to this Agreement. Each Seller hereby confirms that he is aware of and by completion of the Shareholder Approval Form attached as Exhibit E hereto approves all the terms for payments to the Management Employees pursuant to Section 5 of such New Employment Agreements and it is the intention of the Sellers that such approval be sufficient to exempt any payment made pursuant to Section 5 of the New Employment Agreements from the operation of Section 280G(a) of the Code. In addition, the Sellers by completion of the Shareholder Approval Form attached as Exhibit E hereto (i) reconfirm their original approval of the immediate vesting on the Closing Date of the remaining unvested restricted Shares granted to each Management Employee pursuant to
Section 5B of the Old Employment Agreements and Paragraph 4.e. of the Restricted Stock Agreements entered into as of June 30, 1992 between the Company and each Management Employee, such original approval being granted by the Sellers in Section 9 of the Stockholder's and Registration Rights Agreement among the Company and the Sellers dated June 30, 1992; (ii) approve the bonuses in the aggregate amount of $480,000 payable in accordance with Exhibit F hereto and granted to the Management Employees pursuant to resolution of the Company's Board of Directors dated November 9, 1993; (iii) approve the cancellation by the Company of promissory notes in the aggregate amount of $285,720, plus accrued interest, given by the Management Employees in payment for the 100,000 Group 2 restricted shares sold to the Management Employees and (iv) intend that their approvals exempt the vesting of the Shares and payment of the bonuses described in clauses (i) and (ii) and the cancellation of indebtedness of promissory notes described in clause (iii) from the application of Section 280G(a) of the Code.

          7.8 Conversion of Subordinated Debt; Prepayment of Bank Debt. On or before the Closing Date, the Buyer shall use its reasonable best efforts to negotiate an agreement with the Company's subordinated debtholder which provides for the conversion of such subordinated debt on the Closing Date in accordance with the terms and conditions set forth in Exhibit H to this Agreement. The appropriate Sellers will also cooperate with Buyer in obtaining the agreement of Chemical Bank to the prepayment by Buyer of the Company's indebtedness owed to Chemical Bank in a manner consistent with the requirements of the indenture governing the Buyer's Senior Subordinated Notes.

          7.9 Further Assurances. Each of the parties shall execute such Documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Contemplated Transactions. Each such party shall use its best commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Articles 8 and 9.

          7.10 Quarterly Reports. Buyer shall deliver to Sellers' Representatives a copy of its quarterly magnetics report together with an estimate of the Net Income Amount no later than 45 days following the end of each fiscal quarter (or 90 days following the end of Buyer's fiscal year) which estimates of the Net Income Amount shall be subject to adjustment at the end of each fiscal year.

          7.11 Representations and Warranties on Closing Date. Each of the Sellers hereby covenants and agrees that the representations and warranties contained in Articles 4 and 5 shall be true in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the
Closing Date. Buyer hereby covenants and agrees that the representations and warranties contained in Article 6 shall be true in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          7.12 Tax-Free Exchange. The parties intend that the exchange of the Shares for Anacomp Shares provided for in this Agreement be treated as a tax-free exchange pursuant to a plan of reorganization within the meaning of Section 368(a) of the Code.

          8. Conditions Precedent to the Obligation of the Buyer to Close. The obligation of the Buyer to enter into and complete the Closing is subject, at the option of the Buyer acting in accordance with the provisions of Section 12 with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

          8.1  Representations    and     Covenants.          The
representations and warranties of the Sellers contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each of the Sellers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such Seller on or prior to the Closing Date. The Sellers' Representative shall have delivered to the Buyer a certificate, dated the date of the Closing and signed by the Seller's Representative, to the foregoing effect.

          8.2 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect, and the Buyer shall have been furnished with evidence reasonably satisfactory to it of the granting of such Required Consents.

          8.3  Opinion of  Counsel to  the Sellers.    The  Buyer
shall have received the opinion of Dewey Ballantine, counsel to the Sellers, dated the date of the Closing, addressed to the Buyer, in the form of Exhibit C.

          8.4 Approval of Counsel to the Buyer. All actions and proceedings hereunder and all Documents, and all other related matters, shall have been approved by Cadwalader, Wickersham & Taft, counsel to the Buyer, as to their form and substance.

          8.5 Releases. Each current and former officer and director of the Company and each of the Subsidiaries, and such other persons and entities related to or affiliated with the Company and each of the Subsidiaries as the Buyer may reasonably designate by name in writing at least ten business days prior to the Closing Date, shall have executed and delivered to the Company and the Buyer duplicate counterparts of a Release, dated the date of the Closing, in the form of Exhibit G.

          8.6 Resignations. All resignations of directors and officers of the Company and each of the Subsidiaries which have been previously requested by name in writing by the Buyer at least ten business days prior to the Closing Date, and all bank documentation necessary to permit such officers of Buyer as designated by Buyer in writing to replace the current authorized signatories of the Company's bank accounts effective as of the Closing, shall have been delivered to the Buyer.

          8.7 No Claims. No Claims shall be pending or, to the knowledge of the Buyer or any of the Sellers, threatened, before any Governmental Body which has had or would have, in the reasonable judgment of the Buyer, a materially adverse effect on the Condition of the Companies.

          8.8 HSR Act Filing. Any person required in connection with the Contemplated Transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

          8.9 No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall, to the knowledge of the Buyer, be threatened or be pending before any court or Governmental Body in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby.

          8.10 Shareholders of the Company. Sellers owning 92.5% or more of the Shares will have executed and delivered this Agreement.

          8.11 Investments in  Other Persons.    On  the  Closing
Date, the Company will not own any stock or other equity interest in any corporation, partnership or other person or entity other than the Subsidiaries.

          8.12 Management Consulting Services. The Agreement for Management Consulting Services between Lepercq, de Neuflize and Co. and Graham Magnetics, dated as of June 30, 1992 shall have been amended to provide that all remaining fees to be paid by Graham thereunder be capped at $250,000 and Section 4 thereof be deleted.

          8.13 Employment Agreements.  On or prior to the Closing
Date, the Buyer and the Management Employees shall have entered into the New Employment Agreements.

          8.14 Conversion of Subordinated Debt. At or prior to the Closing, the Buyer and the Company's subordinated debtholder shall have entered into an agreement substantially in accordance with the terms and provisions of Exhibit H to this Agreement.

          8.15 Board Approval.   On or prior to the Closing Date,
the Board of Directors of the Buyer shall have approved and authorized this Agreement and the transactions contemplated herein.

          9. Conditions Precedent to the Obligation of the Sellers to Close;. The obligation of the Sellers to enter into and complete the Closing is subject, at the option of the Sellers acting in accordance with the provisions of Section 12 with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Sellers' Representative:

          9.1 Representations and Covenants. The repre-sentations and warranties of the Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Buyer shall have delivered to the Sellers a certificate, dated the date of the Closing and signed by an officer of the Buyer, to the foregoing effect.

          9.2 Consents and Approvals. All consents and approvals of Buyer shall have been obtained and be in full force and effect and the Sellers shall have been furnished with evidence reasonably satisfactory to it of the granting of such consents and approvals.

          9.3  Opinion of  Counsel to  the Buyer.    The  Sellers
shall have received the opinion of Cadwalader, Wickersham & Taft, counsel to the Buyer, dated the date of the Closing, addressed to the Sellers, in the form of Exhibit I.

          9.4 Approval of Counsel to Sellers. All actions and proceedings hereunder and all Documents, and all other related matters, shall have been approved by Dewey Ballantine, counsel to the Sellers, as to their form and substance.

          9.5 No Claims. No Claims shall be pending or, to the knowledge of the Buyer, the Company, any of the Subsidiaries or any of the Sellers, threatened, before any Governmental Body to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the Contemplated Transactions.

          9.6 HSR Act Filing. Any person required in connection with the Contemplated Transactions to file a notification and report form in compliance with the HSR Act shall have filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) shall have expired or been terminated.

          9.7 No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall, to the knowledge of Sellers, be threatened or be pending before any court or Governmental Body in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby.

          9.8  Agreement With  Sellers' Representatives.   On  or
prior  to   the  Closing  Date,  the  Sellers  and  the  Sellers'
Representatives   shall    have   entered   into   the   Sellers'
Representatives Agreement.

          9A.  Non-Competition by Restricted Sellers.

          9A.1 Covenants Against Competition. John C. Belsly, Michael B. Bryan, Milton D. Smith, Scott D. Whittenburg and Lepercq, de Neuflize & Co., Incorporated (each a "Restricted Seller") each acknowledges that (i) the Company is engaged in the business of manufacturing products and selling products and services in  the Magnetic  Media Business  (the "Core Business");
(ii) such Restricted Seller is one of the limited number of persons who developed such Core Business for the Company; (iii) the Core Business is conducted throughout the Restricted Area;
(iv) such Restricted Seller's work for the Company has given such Restricted Seller (and will continue to give such Restricted Seller) trade secrets of, and confidential information concerning, the Core Business; (v) the agreements and covenants contained in this Article 9A are essential to protect the Core Business and related goodwill; (vi) all of the outstanding Shares are being purchased by Buyer and Buyer would not purchase the Shares but for such agreements and covenants; and (vii) in the case of a Restricted Seller who is a natural person, such Restricted Seller has means to support himself and his dependents other than by engaging in the Core Business and the provisions of this Article 9A will not impair such ability. Accordingly, each Restricted Seller covenants and agrees as follows:

               9A.1.1    Non-Compete.   (a) The "Restricted Area"
shall be worldwide.

                    (b) For  a period  commencing on  the Closing
Date and  ending on  the fourth  anniversary of  the Closing Date
(the "Restricted Period"), the Restricted Seller shall not, directly or indirectly:

                    (i) manufacture, sell or offer to sell magnetic media products or similar products included in the Magnetic Media Business to any customers of Buyer or any of its affiliates, prospective customers or other persons (including, without limitation, the Significant Customers);

                    (ii)  assist   or  offer  to  assist  in  the
referral of Significant Customers to any third party;

                    (iii) own, conduct, manage, operate, control, participate in, aid or assist anyone else, or otherwise be connected or associated with the ownership, management, operation, control, or participation in any business involved in manufacturing, selling or offering to sell magnetic media products, or similar products included in the Magnetic Media Business, to any customers of Buyer or any of its affiliates, prospective customers, or other persons (including, without limitation, the Significant Customers); provided, however, that
(A) ownership of Anacomp Shares or (B) ownership of less than 5.0% stock holdings for investment purposes in securities of publicly held and traded companies shall not constitute a violation of this Section 9A.1.1; or

                    (iv) recruit, hire or offer to hire any person who is, or within the preceding twelve months was, an employee of Buyer or any affiliate thereof.

               9A.1.2    Confidential    Information.        Each
Restricted Seller promises and agrees that, during the Restricted Period, he will not disclose to any person not employed by Buyer or any affiliate thereof or engaged by Buyer or any affiliate thereof after Closing to render services to Buyer or any affiliate thereof with respect to the Core Business, and that he will not use for the benefit of himself or others, any confidential information of the Company or Buyer regarding the Core Business obtained by him while employed by the Company, Buyer or otherwise, including, without limitation, Trade Secrets, customer lists, details of client or consultant contracts, pricing policies, financial data, operational methods, marketing and sales information, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans and other personnel data, methods of manufacture, technical processes, designs and design projects, inventions and research projects, and other proprietary information of the Company or Buyer regarding the Core Business; provided, however, that (a) this provision shall not preclude any Restricted Seller from use or disclosure of information known generally to the public (other than information known generally to the public as a result of a violation of this Section 9A.1 by any Restricted Seller), from use or disclosure of information acquired by any Restricted Seller from a third person not affiliated with Buyer and outside of such Restricted Seller's affiliation with Buyer, from making disclosure required by law or court order, or from making disclosure appropriate and in the ordinary course of carrying out his duties as an employee of Buyer (if such Restricted Seller is then employed by Buyer) and
(b) nothing herein shall preclude any Restricted Seller from applying his or personal skills and general knowledge of the magnetic media products industry and magnetic media technology, in employment or otherwise, after the expiration of the Restricted Period (if such Restricted Seller is not then employed by Buyer).

               9A.1.3 Property of the Company. All memoranda, notes, lists, records and other documents (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of any Seller, or made available to any Seller relating to the Core Business, are and shall be the property of the Company, as the case may be, and shall be delivered to Buyer promptly after the Closing or at any other time on request (except that the Sellers may retain copies of such financial, accounting and legal records for use solely in preparing and filing tax returns and otherwise properly accounting for, recording and reporting the activities, assets and obligations of each Seller).

          9A.2 Rights and Remedies Upon Breach; Specific Performance. If any Restricted Seller breaches, or threatens to commit a breach of, any of the provisions of Section 9A.1 (the "Restrictive Covenants"), Buyer and the Company shall, in addition to, and not in lieu of, any other rights and remedies available to Buyer or the Company under law or in equity, each of which rights and remedies shall be independent of the others and severally enforceable, have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Buyer or the Company and that money damages would not provide an adequate remedy to Buyer or the Company.

          9A.3 Severability of Covenants. Each Restricted Seller acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          9A.4 Enforceability in Jurisdictions. Buyer and the Restricted Sellers intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants and the Restricted Area. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants
unenforceable  by   reason  of  the  breadth  of  such  scope  or
otherwise, it is the intention of Buyer and the Restricted Sellers that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants and the Restricted Area, as to breaches of the Restrictive Covenants in such other respective jurisdictions, the Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

          10. Survival of Representations and Warranties of the Sellers and the Buyer After Closing. (a) Notwithstanding any right of the Buyer fully to investigate the affairs of the Company and the Subsidiaries and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers made in this Agreement (including, without limitation, the Schedules and Exhibits hereto and all certificates and closing documents delivered hereunder, the "Documents"). All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder as provided herein. All representations and warranties of the Sellers made in this
Agreement or in any Documents delivered pursuant to this Agreement shall thereafter terminate and expire (i) 18 months after the Closing Date, with respect to any General Claim (as defined below) based upon, arising out of or otherwise in respect of any fact, circumstance, action or proceeding of which the Buyer shall not have given notice on or prior to 18 months after the Closing Date to the Sellers and (ii) with respect to any Environmental Claim (as defined below) or Tax Claim (as defined below) based upon, arising out of or otherwise in respect of any fact, circumstance, action or proceeding of which the Buyer shall not have given prior notice, on the earlier of (A) the fourth Payment Date, (B) the payment in full of the Post-Closing Payment or (C) the expiration of the applicable statute of limitation (or any extension thereof). Any notice to be given pursuant to this Section shall be made with reasonable specificity. As used in this Agreement, the following terms have the following meanings:

               (x) "General Claim" means any claim (other than a Tax Claim or an Environmental Claim) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Sellers or of any Seller contained in this Agreement or in any Documents delivered pursuant to this Agreement.

               (y) "Tax Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement related to Taxes.

               (z) "Environmental Claim" means any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of the Sellers contained in this Agreement related to Environmental Laws or Hazardous Substances.

          (b) All representations and warranties of the Buyer contained in this Agreement shall terminate and expire 18 months after the Closing Date.

          11.  General Indemnification.

          11.1 Obligation of the Sellers to Indemnify.

               (i)   Subject  to  the  limitations  contained  in
Article 10, Section 11.4 and this Section 11.1, the Sellers severally agree to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates, successors and assigns (other than successors and assigns of the Graham Entity pursuant to a Change in Control)) from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Sellers in this Agreement or in any Document delivered pursuant to this Agreement.

               (ii)   Subject to  the  limitations  contained  in
Article 10 and Section 11.4, from and after the Closing Date, each Seller shall severally be liable for, and each agrees to indemnify, defend and hold harmless the Buyer, the Company and its Subsidiaries (and their directors, employees, officers, affiliates, successors and assigns (other than successors and assigns of the Graham Entity pursuant to a Change in Control)) from and against all Losses arising out of or otherwise in respect of, any and all Tax Claims of the Company or its Subsidiaries for any Pre-Closing Period. The Sellers shall make payments to the Buyer, the Company or its Subsidiaries, as the case may be, pursuant to this Section 11.1(ii) for amounts paid by the Company, its Subsidiaries or Buyer in respect of any item for which the Sellers are liable, and obligated to indemnify the Buyer or the Company and its Subsidiaries, pursuant to this
Section 11.1(ii). However, the Sellers will not be liable for any Taxes properly payable by the Company or its Subsidiaries after the Closing Date to the extent of the amount of any tax reserve established on the books of the Company and its Subsidiaries in respect of such Taxes as of the Closing Date which was reflected on the 1993 Audited Financials as adjusted for current operating income arising in the ordinary course of business through the Closing Date, in accordance with GAAP. The Sellers shall have the rights of notice, opportunity to defend and consent to settlement or compromise of any Tax Claim given in accordance with Section 11.3 hereof, provided, however, the Sellers shall not have any right or ability to control any audit by any taxing authority of any Tax Return of the Buyer.

               (iii)   Subject to  the limitations  contained  in
Article 10 and Section 11.4, from and after the Closing Date, each Seller shall be severally liable for, and each agrees to indemnify, defend and hold harmless the Buyer, the Company and the Subsidiaries (and their directors, employees, officers, affiliates, successors and assigns (other than successors and assigns of the Graham Entity pursuant to a Change in Control)) from and against all Losses arising out of or otherwise in respect of, any and all Environmental Claims made against Buyer, the Company, the Subsidiaries or their respective directors, employees, officers and affiliates, by any person or entity arising from events, circumstances, or conditions occurring after, and that are the results of acts or omissions occurring after, June 30, 1992 to the Closing Date, other than as disclosed on Schedule 4.12. In addition to the foregoing and notwithstanding any provision of this Agreement to the contrary, each Seller shall be severally liable for, and each agrees to indemnify, defend and hold harmless the Buyer, the Company and the Subsidiaries (and their directors, officers, affiliates, successors and assigns (other than successors and assigns of the Graham Entity pursuant to a Change in Control)) from and against all material Losses arising out of or otherwise in respect of claims by or liability to any third party arising out of or based on any and all Safety and Environmental Laws concerning, arising out of or based on any state of facts, circumstances, violations, contamination or events occurring after June 30, 1992 to the Closing Date. This provision applies regardless of whether any such state of facts, circumstances, violations, contamination or events are disclosed on the Seller's Schedules or are otherwise disclosed to Buyer. Any claim relating to or arising out of the provisions of the two preceding sentences shall be deemed to be an Environmental Claim for the purposes of this Agreement and shall be subject to the limitations herein applicable thereto.

          11.2 Obligation of the Buyer to Indemnify. Subject to the limitations contained in Article 10, the Buyer agrees to indemnify, defend and hold harmless the Sellers from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer made in this Agreement or in any Documents delivered pursuant to this Agreement.

          11.3 Notice and Opportunity to Defend.

          11.3.1 Notice of Asserted Liability. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to Section 11.1 or 11.2 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          11.3.2 Opportunity to Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement (and does not defend the Asserted Liability), the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other and must provide notice of any proposed settlement or compromise to the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

          11.3.3 Disputes with Customers, Distributors, Sales Agents or Suppliers. Anything in Section 11.3.2 to the contrary notwithstanding, in the case of any Asserted Liability by any supplier, distributor, sales agent or customer of the Company or any of the Subsidiaries with respect to the business conducted by the Company or any of the Subsidiaries prior to the Closing in connection with which the Buyer may make a claim against the Sellers for indemnification pursuant to Section 11.1, the Buyer shall give a Claims Notice with respect thereto but, unless the Buyer and the Indemnifying Party otherwise agree, the Buyer shall have the exclusive right at its option to defend, at its own expense, any such matter, subject to the duty of the Buyer to consult with the Indemnifying Party and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by the Buyer without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall have the right to recommend in good faith to the Buyer proposals to compromise or settle claims brought by a supplier, distributor, sales agent or customer, and the Buyer agrees to present such proposed compromises or settlements to such supplier, distributor or customer. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any Governmental Body, and all amounts required to be paid in connection with any such compromise or settlement consented to by the Indemnifying Party, shall be borne and paid by the Indemnifying Party. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any such Asserted Liability.
          11.4 Limitations    on     Indemnification.         The
indemnification provided for in Section 11.1 shall be subject to the following limitations:

               (i) No Seller shall be obligated to pay any amounts for indemnification under this Article 11, except those based upon, arising out of or otherwise in respect of Sections
7.4 and 7.6 and Article 5 (the "Basket Exclusions") until the aggregate amounts of Losses exceed $150,000 (the "Basket
Amount"), whereupon each Seller shall be obligated to pay all such amounts for indemnification (as calculated pursuant to this Section 11.4) in excess of the Basket Amount.

               (ii) The Sellers shall be obligated to pay any amounts for indemnification based on the Basket Exclusions (in accordance with their liability as set forth in Section 11.1) without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate of all other indemnification payments shall have exceeded, in the aggregate, the Basket Amount.

               (iii)  The indemnification provided for in Section
11.1 shall be net of any actual tax benefits received prior to September 30, 1997, if any, from Losses and shall be reduced by the insurance proceeds, if any, received and any other amount recovered, if any, by Buyer or Sellers with respect to any Losses and the Buyer or Sellers, as appropriate, shall be promptly reimbursed by the other party for any amounts paid which are subsequently so recovered.

               (iv) No Seller shall be obligated to pay any amount for indemnification under this Agreement except from that portion of the Seller's proportionate share of the Post-Closing Payment which is actually received by such Seller pursuant to
Section 2.4, as set forth on Exhibit A or accrued in favor of such Seller from time to time pursuant to Section 2.4. Any amounts owed by Sellers for indemnification under this Agreement shall be paid, at each Seller's option, either in cash or in Anacomp Shares (valued at the issue price as calculated pursuant to Section 2.4).

               (v) Subject to the provisions of subsection (iii) above, with respect to any Loss other than a Loss relating to the representations and warranties contained in Section 5 of this Agreement, each Seller's liability shall be limited to such Seller's ownership percentage as set forth on Exhibit A multiplied by the total amount of the Loss.

               (vi)   Subject to  the  provisions  of  subsection
(iii) above, with respect to any Loss arising out of a Seller's breach of the representations and warranties contained in Section 5 of this Agreement, such Seller shall be liable for the full amount of such Seller's breach, without duplication among Sellers.

          11.5 Set-off Rights. Each of the Sellers agrees that in addition to any other remedies provided for in this Agreement, the Buyer shall have the right, but not the obligation, to set-off against any of its payment obligations under the Post-Closing Payment, the full amount of any Losses required to be paid by such Seller pursuant to Section 11.1 (subject to the limitations of Section 11.4) only if such Losses are not otherwise paid within 30 days after the Buyer has requested payment and (a) Sellers have not disputed the amount of such Losses within 30 days of Buyer's request for payment or (b) if Sellers have disputed the amount of such Losses within 30 days of Buyer's request for payment and such Losses have been determined by an arbitrator of competent jurisdiction to be final and
quantifiable.   Buyer shall  not be  obligated to  issue  to  the
Sellers the portion of the Post-Closing Payment equal to the amount of such Losses during the pendency of the Loss determination by such arbitrator. If the Buyer elects to exercise its set-off rights hereunder against any portion of the Post-Closing Payment, it will give to the Sellers written notice of such election which includes the amount to be set-off, and upon giving of such notice the amount of Post-Closing Payment obligations shall automatically be reduced by the amount set forth in such notice. Any offsets made by Buyer against the Post-Closing Payment shall permanently reduce the Post-Closing Payment by the amount of such offsets, and the Sellers shall not be entitled to recover the offset amounts in any subsequent payments of the Post-Closing Payment.

          12.  Termination of Agreement.

          12.1 Termination.   This Agreement  may  be  terminated
prior to the Closing as follows:

               (i)      at   the   election   of   the   Sellers'
Representative if any one or more of the conditions to the obligation of the Sellers to close has not been fulfilled as of the Closing Date;

              (ii) at the election of the Buyer, if any one or more of the conditions to its obligation to close has not been fulfilled as of the Closing Date;

             (iii) at the election of the Sellers' Representative if the Buyer has breached any material repre-sentation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;
              (iv) at the election of the Buyer, if any of the Sellers has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

               (v)  at the  election of  the  Buyer  or  Sellers'
Representative if  the Closing has not taken place prior to April
30, 1994; or

              (vi) at any time on or prior to the Closing Date, by mutual written consent of the Sellers' Representative and the Buyer.

          If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 12.2.

          12.2 Survival After Termination. If this Agreement is terminated in accordance with Section 12.1 and the Contemplated Transactions are not consummated, this Agreement shall become void and of no further force and effect, except for (i) the provisions of Section 7.2 relating to the obligation of the Buyer to keep confidential and not to use certain information and data obtained by it from the Company or the Subsidiaries and to return documents to the Company or the Subsidiaries, and (ii) the provisions of Sections 7.4 and 13.5; provided, however, that none of the parties shall have any liability in respect of a termination of this Agreement except to the extent that failure to satisfy the conditions of Article 8 or Article 9, as the case may be, results from the intentional or willful violation of such party contained in this Agreement or any Documents.

          13.   Miscellaneous.

          13.1 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the Contemplated Transactions may be instituted in any Federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof  may not  be enforced  in or  by such  court.  Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding. Each party hereby appoints Lepercq, de Neuflize & Co. Incorporated (the "Agent"), at the Agent's offices of 1675 Broadway, New York, New York 10019, or its office at such other address in New York, New York, as it hereafter furnishes to the other parties, as such party's authorized agent to accept and acknowledge on such party's behalf service of any and all process that may be served in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

          13.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, to a party at its address set forth below:

                    (i)  if to the Buyer, to:

                         Anacomp, Inc.
                         One Buckhead Plaza
                         Suite 1700
                         3060 Peachtree Road, N.W.
                         Atlanta, GA  30305
                         Attention:  Mr. Jack R. O'Donnell
                                     Executive Vice President and
                                     Chief Financial Officer
                         Facsimile:  (404) 262-3884

                         with copies to:

                         Anacomp, Inc.
                         One Buckhead Plaza
                         Suite 1700
                         3060 Peachtree Road, N.W.
                         Atlanta, GA  30305
                         Attention:  George C. Gaskin, Esq.
                         Facsimile:  (404) 264-9877

                         Cadwalader, Wickersham & Taft
                         100 Maiden Lane
                         New York, New York 10038
                         Attention:  Michael C. Ryan, Esq.
                         Facsimile:  (212) 504-6666
                    (ii) if  to  the  Sellers,  to  the  Sellers'
                         Representative at the address listed on Exhibit A, with a copy to:

                         Dewey Ballantine
                         1301 Avenue of the Americas
                         New York, NY  10019
                         Attention:  Douglas L. Getter, Esq.
                         Facsimile:  (212) 259-6333

          Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

          13.3 Entire Agreement. This Agreement (including the Exhibits and Schedules) and any collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to purchase of the Shares and supersede all prior agreements, written or oral, with respect thereto.

          13.4 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer and the Sellers' Representative or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement or any Documents shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement or any Documents (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          13.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.
          13.6 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors (other than successors to the Graham Entity pursuant to a Change in Control) and legal representatives. This Agreement is not assignable, except that the Buyer may assign its rights hereunder to any of its affiliates.

          13.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          13.8 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          13.9 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          13.10 Severability of Provisions. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              BUYER:
                              ANACOMP, INC.

                              By:________________________________
                                 Jack R. O'Donnell
                                 Executive Vice President and
                                   Chief Financial Officer

                              SELLERS:

                              ___________________________________
                              Laszlo Adam
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              John C. Belsly
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Gregory J. Berlacher
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Franz J. Berlacher
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Julie T. Berlacher
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              George E. Bingham
                              By_____________________
                              Attorney-in-fact

                              ___________________________________
                              Nicholas A. Boccella
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Michael B. Bryan
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              IRA FBO Frank J. Campbell, III
                              DLJSC as Rollover Custodian
                              A/C 698 - 101714
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              CIP Capital L.P.
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Timothy Cotton
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              DSLT INC
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Barton P. Ferris, Jr.
                              By_____________________
                              Attorney-in-fact


                              ___________________________________
                              Marcel Fournier
                              By_____________________
                              Attorney-in-fact


                              ___________________________________
                              Arthur B. Gauss
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Miriam J. Gauss
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Henry D. Gottmann
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Kathleen M. Gottmann
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Andrew Merz Hanson
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Bertil Hanson
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Hesperia Corporation
                              By_____________________
                              Attorney-in-fact

                              ___________________________________
                              Peter C.R. Huang
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Arnold S. Laspina
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Lepercq, de Neuflize & Co.,
                              Incorporated
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              James P. Maguire
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Patricia A. Maguire
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Christopher J. Maurizi
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Hayden McIlroy
                              By_____________________
                              Attorney-in-fact


                              ___________________________________
                              John J. Miller
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              R&K ASSOCIATES
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Raijacur N.V.
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Peter S. Rawlings
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Milton D. Smith
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Lt. General Thomas P. Stafford
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Tavira Corporation ref. sub
                              a/c Tavira 121
                              By_____________________
                              Attorney-in-fact


                              ___________________________________
                              Edward Thomas
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Scott D. Whittenburg
                              By_____________________
                              Attorney-in-fact



                              ___________________________________
                              Matthew P. Weiner
                              By_____________________
                              Attorney-in-fact


                              ___________________________________
                              Chemical Bank




                              For the purposes of Sections 7.4
                              and 7.6 only:

                              GRAHAM ACQUISITION CORPORATION

                              By:________________________________
                                 Name:
                                 Title:

          LIST OF EXHIBITS TO STOCK PURCHASE AGREEMENT


Exhibit A - List of Sellers

Exhibit B - Defintion of Net Income Amount

Exhibit C - Opinion of Dewey Ballantine

Exhibit D - Form of Employment Agreement

Exhibit E - Shareholder Approval Form

Exhibit F - Payment of Management Bonuses

Exhibit G - Release

Exhibit H - Terms of Agreement with Subordinated Debtholder

Exhibit I - Opinion of Cadwalader, Wickersham & Taft

        LIST OF SCHEDULES TO THE STOCK PURCHASE AGREEMENT


Schedule 4.2   -    Subsidiaries

Schedule 4.3   -    Jurisdictions

Schedule 4.4   -    Capital Stock of Subsidiaries

Schedule 4.5   -    Options or Other Rights

Schedule 4.9   -    Tax Matters

Schedule 4.10  -    Compliance with Laws

Schedule 4.11  -    Permits

Schedule 4.12  -    Environmental Matters

Schedule 4.13  -    Required Consents

Schedule 4.14  -    Claims and Proceedings

Schedule 4.15  -    Contracts

Schedule 4.16  -    Description of Real Estate

Schedule 4.18  -    Receivables

Schedule 4.19  -    Tangible Property

Schedule 4.20  -    Intangible Property

Schedule 4.22  -    Accounts Payable

Schedule 4.23  -    Undisclosed Liabilities

Schedule 4.24  -    Suppliers and Customers

Schedule 4.25  -    Employee Benefit Plans

Schedule 4.26  -    Employee Relations

Schedule 4.27  -    Insurance
Schedule 4.28  -    Company Products
Schedule 4.29  -    Employees

Schedule 4.30  -    Operations of the Company

Schedule 4.31  -    Potentional Conflicts of Interest

Schedule 4.32  -    Banks, Brokers and Proxies

Schedule 5.2   -    Sellers' Authority to Execute and Perform

Schedlule 6.2  -    Buyer's Authority to Execute and Perform

Schedule 6.6   -    Buyer Undisclosed Liabilities

Schedule 7.5   -    Payments to Related Parties